UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2014

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00041	94-3019135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of principal executive offices)	(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 24, 2014, Safeway Inc. (the “Company”) entered into a Performance Share Award Waiver Agreement with Kelly P. Griffith, the Company’s Executive Vice President, Retail Operations (the “Agreement”).

Pursuant to the Agreement, Mr. Griffith agreed to irrevocably waive his right to receive any consideration with respect to 4,000 of the Performance Shares awarded to him pursuant to that certain Performance Share Award Grant Notice and Agreement, dated March 8, 2013, in connection with the merger of Albertson’s Holdings LLC with and into the Company.

Additionally, the Agreement provides for the payment of a one-time retention bonus to Mr. Griffith in an amount equal to $130,000, payable on the first regular payroll date following January 2, 2016, subject to all applicable withholding, provided Mr. Griffith remains continuously employed with the Company or one of its affiliates through January 2, 2016.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Performance Share Award Waiver Agreement between the Company and Kelly P. Griffith dated December 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeway Inc.
(Registrant)

Date: December 29, 2014	By:	/s/ Robert A. Gordon
Robert A. Gordon
Senior Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Performance Share Award Waiver Agreement between the Company and Kelly P. Griffith dated December 24, 2014